Ex-99.16(c)

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that Joseph D. Sargent, whose signature appears below, constitutes and appoints Frank J. Jones, Joseph A. Caruso and Thomas R. Hickey, Jr., and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments to registration statements for THE GUARDIAN CASH FUND, INC. and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.


                                                  /s/ Joseph D. Sargent
                                              ----------------------------------
                                                        Signature


Dated: April 22, 1996